UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 9, 2010

PROVECTUS PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 9, 2010, Provectus Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors for the issuance and sale in a private placement of an aggregate of 7,083,324 units (the “Units”), at purchase price of $0.75 per Unit, each Unit consisting of one share of 8% convertible preferred stock, par value $.001 per share (the “8% Convertible Preferred Stock”) and a warrant to purchase one-half share of common stock, par value $.001 per share (the “Common Stock”), with an exercise price of $1.00 per share of Common Stock (the “Warrants,” and together with the Units, the 8% Convertible Preferred Stock and the underlying Common Stock, the “Securities”), for an aggregate amount of gross proceeds of  $5,312,499.

On March 10, 2009, the Company entered into a Purchase Agreement with an institutional investor for the issuance and sale in a private placement of an additional 3,500,000 Units for an additional amount of gross proceeds of $2,625,000 on terms and under agreements identical to the March 9 private placement.

On March 11, 2010, the Company completed a closing of substantially all of the amounts in the March 9 and March 10 private placements (the “Private Placement”), pursuant to which the Company sold and issued an aggregate of 9,979,992 Units for an aggregate amount of gross proceeds of $7,484,999. The Company will use the net proceeds of the Private Placement for working capital, FDA trials, securing licensing partnerships, and general corporate purposes.

Maxim Group LLC served as the placement agent for the Private Placement. In connection therewith, the Company paid the placement agent a commission consisting of 10% of the offering proceeds and a non-accountable expense allowance consisting of 3% of the offering proceeds, for a total of $973,021.  Maxim Group LLC received 997,999 shares of Common Stock, which represents 10% of the total number of shares of 8% Convertible Preferred Stock issued in the Private Placement.

Securities Purchase Agreements

Pursuant to the Purchase Agreements, each of the investors purchased and the Company sold and issued the shares of 8% Convertible Preferred Stock and Warrants. Each of the parties gave customary representations and warranties, and the investors made certain representations and warranties concerning their suitability and their status as accredited investors.

Additionally, in accordance with the terms of the Purchase Agreements, the Company entered into a Registration Rights Agreement with each of the investors at closing.  Under the Registration Rights Agreements, the investors have piggy-back registration rights for Common Stock issued to the holders of shares of 8% Convertible Preferred Stock upon their conversion or Warrants upon their exercise.

8% Convertible Preferred Stock

As provided in the Purchase Agreements, the Company committed to issue an aggregate of 10,583,324 shares of 8% Convertible Preferred Stock to the investors, of which 9,979,992 were issued on March 11, 2010. The 8% Convertible Preferred Stock has the rights, privileges, preferences and restrictions set forth in the Certificate of Designation (the “Certificate of Designation”) filed with the Nevada Secretary of State on March 5, 2010. The Certificate of Designation authorizes for issuance up to 13,333,333 shares of 8% Convertible Preferred Stock.

Under the Certificate of Designation, each share of 8% Convertible Preferred Stock is convertible into one share of Common Stock, subject to adjustment, at the option of the holder at any time, or at the option of the Company after such time that the volume-weighted average price of Common Stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days. The right of holders of 8% Convertible Preferred Stock to convert the 8% Convertible Preferred Stock is subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% after providing notice of such increase to the Company.

Dividends on the 8% Convertible Preferred Stock accrue at an annual rate of 8% of the original issue price and are be payable on a quarterly basis. The Company may elect to satisfy its obligation to pay quarterly dividends either in cash or by distribution of Common Stock.

Holders of the 8% Convertible Preferred Stock are entitled to vote together with the holders of Common Stock, and not as a separate class, on an as-converted basis, except as otherwise required by Nevada law and except for certain corporate actions for which holders of the 8% Convertible Preferred Stock will vote as a separate class.

The Certificate of Designation contains customary anti-dilution protection. In addition, for a period of five years after the first issuance of the 8% Convertible Preferred Stock, if the Company issues or is deemed to have issued additional shares of Common Stock without consideration or for a consideration per share less than the applicable conversion price, which is initially $0.75 per share, then the conversion price of the 8% Convertible Preferred Stock will be reduced, concurrently with such issue, to the consideration per share received by the Company for such issue or deemed issue of the additional shares of Common Stock.

The holders of 8% Convertible Preferred Stock are also entitled to a liquidation preference.

The 8% Convertible Preferred Stock is redeemable at the option of the Company at a price equal to the original price for each share of 8% Convertible Preferred Stock being redeemed, plus all dividends accrued and unpaid thereon to the date fixed for redemption after such time that the volume-weighted average price of Common Stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days.

Warrants

Pursuant to the Purchase Agreements, the Company committed to issue an aggregate of 4,989,989 Warrants to the investors, of which 4,989,989 were issued on March 11, 2010. Each Warrant is exercisable for one share of Common Stock at an exercise price of $1.00 per share. The Warrants contain a cashless exercise provision and are immediately exercisable and will expire on the fifth anniversary of their issuance. The right of holders of Warrants to exercise Warrants for Common Stock are subject to a 4.99% beneficial ownership limitation, which may be increased to 9.99% after providing notice of such increase to the Company.

The Warrants contain customary anti-dilution protection. In addition, for a period of five years after the first issuance of 8% Convertible Preferred Stock, if the Company issues or is deemed to have issued additional rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or convertible securities without consideration or for a consideration per share less than the applicable exercise price, which is initially $1.00 per share, then the exercise price of the Warrants will be reduced, concurrently with such issue, to the consideration per share received by the Company for such issue or deemed issue of the additional rights, options or warrants.

The foregoing descriptions of the transaction agreements, the Securities, the Certificate of Designation and the transactions contemplated therein are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits hereto and are incorporated herein by reference. Such agreements and instruments have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The transaction documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of such documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of such documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

This Current Report on Form 8-K shall not be deemed an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. All of the investors represented that they were “accredited investors,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  The Company’s issuance of the Securities pursuant to the Purchase Agreement was made in reliance on Section 4(2) of the Securities Act and Regulation D thereunder as a transaction not involving a public offering.  No advertising or general solicitation was employed in the Private Placement, and the Securities may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend was placed on the Securities issued pursuant to the Purchase Agreement.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Private Placement, on March 5, 2010, the Board of Directors authorized and approved the Certificate of Designation setting forth the voting powers, designations, preferences, limitations, restrictions and relative rights of the 8% Convertible Preferred Stock. The Certificate of Designation was filed with the Secretary of State of the State of Nevada, effective as of March 5, 2010, as described under Item 1.01 above, which description is hereby incorporated by reference into this Item 3.03.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 is incorporated by reference into this Item 5.03.

Item 8.01.              Other Events.

On March 9, 2010, the Company issued a press release regarding the March 9 private placement, a copy of which is attached hereto as Exhibit 99.1.

On March 11, 2010, the Company issued a press release regarding the closing of the Private Placement, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
99.1	Press Release
99.2	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 11, 2010

PROVECTUS PHARMACEUTICALS, INC.

By:   /s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designation
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
99.1	Press Release
99.2	Press Release